UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2007 (May 18, 2007)

THERMA-WAVE, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	000-26911	94-3000561
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices)
Registrant’s telephone number, including area code: (510) 668-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.
On January 7, 2007, Therma-Wave, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with KLA- Tencor Corporation, a Delaware corporation (“KLA-Tencor”), and Fenway Acquisition Corporation, a Delaware corporation (“Offeror”) and a wholly-owned subsidiary of KLA-Tencor, providing for the merger of Offeror with and into Company (the “Merger”). On January 18, 2007 pursuant to the Merger Agreement, Offeror commenced a cash tender offer to acquire all of the issued and outstanding shares of (1) the Company’s common stock (“Common Stock”), at a per share purchase price of $1.65 in cash, and (2) the Company’s Series B Preferred Stock (“Series B Preferred Stock”) (together with the Common Stock, the “Shares”), at a per share purchase price of $1.65 in cash, per share of Common Stock into which each share of Series B Preferred Stock is convertible at the time of the consummation of the tender offer (the “Offer”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 18, 2007, as amended or supplemented from time to time (the “Offer to Purchase”).
The Offer, as extended, expired at 12:00 Midnight, New York City time, on Thursday May 17, 2007. The Company announced that, as of expiration of the offer 32,830,254 shares of Company Common Stock (approximately 88.1% of the Common Stock) were validly tendered and not withdrawn pursuant to the Offer (including 606,928 shares tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase) and 10,400 shares of the Company Series B Preferred Stock representing all issued and outstanding Series B Preferred Stock, and the Offeror had accepted such shares for payment. On May 18, 2007, KLA-Tencor commenced a subsequent offering period for all remaining untendered Shares of the Company. During the subsequent offering period, KLA-Tencor announced that such Shares will be accepted for payment as they are tendered at $1.65 per Share, net to the seller in cash without interest, less any required withholding taxes. The procedures for accepting the Offer and Tendering Shares during the subsequent offering period are the same as those described for the Offer in the Offer to Purchase except that (i) guaranteed delivery procedures may not be used during the subsequent offering period and (ii) Shares tendered during the subsequent offering period may not be withdrawn. The subsequent offering period will expire at 5:00 p.m., New York City time, on May 24, 2007.
According to the Offer to Purchase, based on the per Share consideration of $1.65 per share and the number of outstanding shares the transaction value is approximately $74 million. The Offer to Purchase also stated that KLA-Tencor and Offeror intended to use cash to pay the offer price for all Shares tendered in the Offer. The Offer is not conditioned on any financing arrangements.
Pursuant to the Merger Agreement, effective upon acceptance for payment by Offeror of Shares pursuant to the Offer, KLA-Tencor is entitled to designate a proportionate number of directors, rounded up to the next whole number, on the Company’s Board of Directors. Following acceptance of the Shares validly tendered and not withdrawn (including Shares tendered by notice of guaranteed delivery), KLA-Tencor and Offeror owned approximately 88.1% of the Company’s outstanding Common Stock and 100% of the Company’s outstanding Series B Preferred Stock.
At the request of KLA-Tencor and pursuant to the Merger Agreement, KLA-Tencor designated four representatives to serve on the Company’s board of directors, giving KLA-Tencor the majority of the board. One of the Company’s current board members will remain on the board until the merger is completed. All stockholders who do not tender their shares pursuant during the initial or subsequent offering period (other than stockholders who validly perfect appraisal rights under Delaware law) will receive $1.65 in cash for each share of the Company Common Stock held at the time of the Merger.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement and effective upon acceptance for payment by Offeror of Shares pursuant to the Offer, KLA-Tencor is entitled to designate a proportionate number of directors, rounded up to the next whole number, on the Company’s Board of Directors. Following acceptance of the Shares validly tendered and not withdrawn (including Shares tendered by notice of guaranteed delivery), KLA-Tencor and Offeror owned approximately 88.1% of the Company’s outstanding Common Stock and 100% of the Company’s outstanding Series B Preferred Stock.
At the request of KLA-Tencor and pursuant to the Merger Agreement, on May 18, 2007, Messrs. David Aspnes, G. Leonard Baker, Jr., John D’Errico, Gregory Graves, Peter R. Hanley, Boris Lipkin, Nam Pyo Suh, Lawrence Tomlinson and John Willinge resigned as directors of the Company’s Board of Directors. On May 18, 2007 the Board of Directors of the Company appointed Messrs. Shubham Maheshwari, Jorge Titinger, Brian Trafas and Laurence Wagner as directors of the Company. Such individuals were designated for appointment as directors by KLA-Tencor pursuant to the Merger Agreement, and their appointment provides KLA-Tencor with majority representation on the Board of Directors of the Company.
According to the Offer to Purchase, there are no transactions, or proposed transactions, since the beginning of the Company’s last fiscal year to which the Company was or is a party, in which the KLA-Tencor designees or any of their affiliates have a director or indirect material interest required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.
Item 8.01. Other Events.
On May 18, 2007, the Company issued a press release relating to the change in control of the Company. A copy of the press release is attached hereto as Exhibit 99.1. On May 18, 2007, the Company issued a press release relating to the resignation of nine of the members of the Board of Directors of the Company and the appointment of four new members to the Board of Directors of the Company. A copy of the press release is attached hereto as Exhibit 99.2.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release issued by Therma-Wave, Inc., dated May 18, 2007.

99.2	Press Release issued by Therma-Wave, Inc., dated May 18, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2007	THERMA-WAVE, INC.

/s/ Joseph J. Passarello

	Name:	Joseph J. Passarello
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT TABLE

Exhibit
Number	Description
99.1	Press Release issued by Therma-Wave, Inc., dated May 18, 2007.

99.2	Press Release issued by Therma-Wave, Inc., dated May 18, 2007.